                                                                Exhibit 5(c)(i)

                                                        Dated: February 15, 1995

                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                     DATED AS OF DECEMBER 22, 1992 BETWEEN
                          THE PARKSTONE GROUP OF FUNDS
                                      AND
                    FIRST OF AMERICA INVESTMENT CORPORATION


Name of Fund                      Compensation                                   Date
------------                      ------------                                   ----
Parkstone International           Annual Rate of 1.25% of the first              December 22, 1992
Discovery Fund                    $50 Million of the average daily net
                                  assets of such Fund, 1.20% of the average
                                  daily net assets between $50 Million and
                                  $100 Million, 1.15% of the average daily
                                  net assets between $100 Million and $400
                                  Million, and 1.05% of the average daily
                                  net assets over $400 Million.

Parkstone Emerging Markets        Annual Rate of 1.25% of the average daily      February 15, 1995
Fund                              net assets of such Fund


                                                 THE PARKSTONE GROUP OF FUNDS


                                                 By: /s/ STEPHEN G. MINTOS
                                                    ------------------------
                                                     Stephen G. Mintos
                                                     Chairman

                                                 FIRST OF AMERICA INVESTMENT
                                                 CORPORATION


                                                 By: /s/ RICHARD A. WOLF
                                                    ------------------------
                                                     Richard A. Wolf
                                                     President


_____
All fees are computed daily and paid monthly.